Exhibit 99.1

CORONADO BIOSCIENCES ANNOUNCES SALE OF COMMON STOCK IN ITS AT-THE-MARKET PUBLIC OFFERING

Burlington, MA – April 11, 2013 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today that it has sold through its at-the-market program 1,000,000 shares of its common stock to Jennison Associates LLC (on behalf of fund clients) at yesterday’s closing price of $10.12. MLV & Co., located in New York City, acted as the sales agent for the sale. The net proceeds to the Company from this at-the-market sale are approximately $9.9 million after deducting commissions.

The Company also announced that, in addition to the sale to Jennison Associates LLC, since March 13, 2013, it has sold an aggregate of 788,431 additional shares of its common stock under its at-the-market issuance program managed by MLV & Co. for net proceeds of approximately $7.6 million. The Company has sold an aggregate of 3,218,042 shares for net proceeds of approximately $28.0 million under its at-the-market program.

The Company intends to use net proceeds from its at-the-market offering for general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product and working capital. Pending any specific application, the Company may initially invest funds in short-term marketable securities or savings accounts.

The offering was made pursuant to a registration statement that the Company previously filed with, and was declared effective by, the Securities and Exchange Commission (the “SEC”). This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML), multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated risks relating to the results of research and development activities, uncertainties relating to preclinical and clinical testing, our ability to attract, integrate and retain key personnel, financing and strategic agreements and relationships, the early stage of products under development, our need for substantial additional funds, government regulation, patent and intellectual property matters; our dependence on third party suppliers and competition, as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Susan Forman

Dian Griesel Inc.

212-825-3210; susan@dgicomm.com